UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensation for Principal Executive, Principal Financial and Named Executive Officers

On March 2, 2011, the Compensation Committee of the Board of Directors of the Registrant recommended to the independent members of the Board of Directors the year-end stock option award grant to the Registrant’s President and Chief Executive Officer for 2010 performance, and approved the year-end stock option award grants for 2010 performance to each of the Registrant’s other executive officers with an effective grant date of March 3, 2011. Based on the Compensation Committee’s recommendations, on March 3, 2011, the independent members of the Board of Directors approved the year-end stock option award to the Registrant’s President and Chief Executive Officer. The options were granted under the Registrant’s 2007 Omnibus Equity Compensation Plan on March 3, 2011, have a ten-year term and per share exercise price of $2.40, and are described in the table below:

	Performance-Based Awards[1]	Service-Based Awards[2]
Executive Officer	# of Shares of Common Stock Underlying Options Granted	# of Shares of Common Stock Underlying Options Granted
Antony Koblish	250,000	250,000
Nancy Broadbent	104,100	104,100
Christopher Smith	100,000	100,000
Maarten Persenaire	105,200	105,200

1	If the Registrant achieves predetermined levels of both product sales revenue and operating income for the year ending December 31, 2011, the performance-based stock options will vest in equal one-third installments on the last calendar day of 2012, 2013 and 2014. The description of the performance-based stock options is qualified in its entirety by reference to the full text of the performance-based stock option agreement, which is attached as an exhibit to this report on Form 8-K.
2	All service-based stock options granted to executive officers for 2010 annual performance vest 25% on an annual basis over a four year period commencing on March 3, 2012, the first anniversary of the date of grant.

Although the Registrant’s executive officers were entitled to a nominal bonus under the Registrant’s Annual Target Performance Bonus program, as a result of the Registrant’s operating performance for 2010, the Compensation Committee exercised its discretion to determine that no bonus would be awarded to any executive officer for 2010 performance under that program, and recommended to the independent members of the Board of Directors that no bonus be awarded to the President and Chief Executive Officer. Based on the Compensation Committee’s recommendations, the Board of Directors determined that the Registrant’s President and Chief Executive Officer would not be awarded a bonus under the Annual Target Performance Bonus program for 2010 performance. In addition, no salary increase for 2011 was approved for any executive officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

10.1	Form of Performance Stock Option

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Christine J. Arasin
Vice President and General Counsel

Dated: March 8, 2011